                                                                Exhibit 10.55


                             FIRST AMENDMENT TO THE
                 1998 RESTATEMENT OF THE HA-LO INDUSTRIES, INC.
                               401(k) SAVINGS PLAN

         WHEREAS, HA-LO Industries, Inc. (the "Company") established and maintains the HA-LO Industries, Inc. 401(k) Savings Plan (the "Plan") for the benefit of its eligible employees; and

         WHEREAS, amendment of the Plan is now considered desirable;

         WHEREAS, the power to amend the Plan is reserved to the Company under
Section 11.1 of the Plan.

         NOW, THEREFORE, BE IT RESOLVED that the Plan is hereby amended, effective as provided herein, in the following particulars:

         1. Effective January 1, 1999, by adding to the end of Section 3.1 of the Plan the following:

         Notwithstanding any provision in the Plan to the contrary, each Participant in the Plan immediately prior to January 1, 1999 shall continue to be a Participant in the Plan on and after January 1, 1999 subject to the limitations of the Plan. Effective January 1, 1999, each other Employee shall become an Active Participant on the first Entry Date on or following the date he attains age 21 and completes three months of service with a Related Entity, provided he is still an Employee on such date.

                  For Plan eligibility purposes, service prior to January 1, 1999 shall be counted for each sales representative for a Related Entity who was an independent contractor or who was employed by a corporation and in such capacity provided sales services to a Related Entity, as determined by the Plan Administrator in a uniform and nondiscriminatory manner.